Todd A. Adams December 13, 2018 Dear Todd, On behalf of the Board of Directors, the Company is pleased to provide you this letter agreement (“Letter Agreement”) to set forth certain terms and conditions relating to your continued employment with Rexnord Corporation (the "Company" or “Employer”) and your right to participate in certain benefit plans of the Employer. This Letter Agreement is effective on December 13, 2018 (the “Effective Date”) and the initial term will end on the third anniversary of the Effective Date (“Initial Term”). The term of this Letter Agreement shall be automatically extended thereafter for successive one (1) year periods unless, at least ninety (90) days prior to the end of the Initial Term or the then current succeeding one (1)-year extended term of this Letter Agreement, you or the Company has notified the other that the term hereunder shall terminate upon its expiration date. Position You will continue to serve as the President and Chief Executive Officer of the Company and shall report exclusively to the Company’s Board of Directors (the “Board”). You are expected to use your best efforts to perform your duties faithfully and efficiently, and to devote substantially all of your business time to the performance of your duties for the Company. However, such requirement will not prevent you from (1) participating in charitable, civic, educational, professional, community or industry affairs, or with prior approval of the Board, serving on the board of directors or advisory boards of other companies, and (2) managing your and your family’s personal investments, so long as such activities do not materially interfere with the performance of your duties for the Company. If the Board notifies you in writing that it has determined, in its good faith judgment, that your service on any board of directors or advisory board conflicts with your fiduciary duty to the Company (or creates any appearance thereof), then you shall resign from such other board as soon as reasonably practicable, considering any fiduciary duty that you owe to such other company. The Board shall nominate you for re-election as a member of the Board as long as you continue to serve as the President and Chief Executive Officer of the Company. Base Salary In consideration of your services, your salary will be $965,000 per year, subject to periodic review and may be increased from time to time by the Board (or a committee thereof), payable in accordance with the standard payroll practices of the Employer and subject to all applicable withholdings and deductions as required by law. The base salary as it may be increased from time to time shall constitute “Base Salary” for purposes of this Letter Agreement. Page 1 of 8

Annual Bonus You will continue to be eligible to participate in the Company's Management Incentive Compensation Plan (the "MICP") or such other annual bonus plan that the Employer establishes from time to time, in accordance with the terms of the MICP or such other plan. Your annual target bonus, measured against performance criteria to be determined by the Board (or a committee thereof), will be 125% of Base Salary with a maximum bonus opportunity of 250% of Base Salary, subject to periodic review and may be increased from time to time by the Board (or a committee thereof), The annual target bonus as it may be increased from time to time shall constitute “Annual Target Bonus” for purposes of this Letter Agreement. Equity Grants You will continue to be eligible to participate in the Rexnord Corporation Performance Incentive Plan or other such long-term incentive plans established by the Company. Your annual award will be determined in accordance with such plans and is contemplated to be comprised of a potential combination of various types of equity grants, such as options, restricted stock units or performance stock units. Any equity grants that you receive will be governed by the terms of the plan under which they are granted and the applicable grant agreement. Benefits You shall continue to be entitled to executive benefits and arrangements, including but not limited to group medical, dental and vision plans, wellness plans, disability benefit plans or programs, life insurance plans, retirement plans, deferred compensation plans, and company-provided automobiles or automobile allowances, subject to the terms and conditions of such plans and programs and on terms and conditions no less favorable than any other senior executive of the Company. You will be entitled to paid vacation in accordance with the Employer's policies in effect from time to time but in no event less than four (4) weeks per year (as pro-rated for partial years of employment). Stock Ownership Requirements You will be subject to the Rexnord Executive Officer Stock Ownership Guidelines or any successor stock ownership guidelines applicable to executives that are in place from time to time, as approved by the Board. Death or Disability Benefits If your employment is terminated due to death or Disability (as defined under the Company’s then-current long- term disability plan in which you participate), then the Company shall pay or provide you (or the legal representative of your estate in the case of your death), in addition to payment for any accrued but unpaid base salary, unused vacation, and unreimbursed expenses (collectively, “Accrued Obligations”), and any insurance proceeds or benefits you are entitled to under Company benefit plans, with: (1) any unpaid bonus earned with respect to any fiscal year ending on or preceding the date of termination, payable when bonuses are paid generally to senior executives for such year (“Accrued Bonus”); Page 2 of 8

(2) a pro-rated annual bonus for the fiscal year in which such termination occurs, the amount of which shall be based on actual performance under the applicable bonus plan (for this purpose determined at fiscal year-end, by treating Company financial performance goals for such fiscal year as the only performance goals applicable to you and without any exercise of negative discretion by the Committee) and a fraction, the numerator of which is the number of days elapsed during the performance year through the date of termination and the denominator of which is 365, which pro-rated bonus shall be paid when bonuses are paid generally to senior executives for such year ("Pro-Rated Bonus"); and (3) all unvested options and long-term incentive awards granted to you through the date of termination shall vest and any such vested awards granted shall be exercisable, in accordance with the terms of the plan under which they are granted and the applicable award agreement. Severance and Change in Control Benefits You are entitled to participate in the Rexnord Corporation Executive Severance Plan, as in effect on the date of this Letter Agreement (the "Severance Plan") and the Rexnord Corporation Executive Change in Control Plan, as in effect on the date of this Letter Agreement (the "Change in Control Plan") upon the terms and conditions of such plans as in effect on the date of this Letter Agreement, except as otherwise provided below. Severance Plan Upon your Qualifying Termination (as defined in the Severance Plan), you will receive salary continuation and subsidized COBRA benefits in accordance with the terms of such Severance Plan, except that:  Your Severance Pay will equal the product of (A) the sum of (1) your then current Base Salary plus (2) your Annual Target Bonus (B) multiplied by two (2), and will be paid over a period of 24 months;  Your Subsidized COBRA will continue for a period of 24 months;  The Restricted Services Obligation in Section 6.2, the Customer Non-Solicitation covenant in Section 6.3, and the Non-Solicitation of Employees covenant in Section 6.4 shall each continue for a period of 24 months after termination of employment;  Subsection (d) in the definition of Cause in Section 2.3, as it applies to you, shall be revised to read as follows: “An Executive's breach of any representation, warranty or covenant under this Plan, an award agreement or an employment agreement or other agreement with an Employer.” In addition to the benefits provided under the Severance Plan, upon a Qualifying Termination (as defined in the Severance Plan), you will also be eligible to receive payment for (1) any Accrued Obligations, (2) any Accrued Bonus, and (3) your Pro-Rated Bonus for the year of termination. In addition, your vested options shall continue to be exercisable until at least the earlier of (x) one year after the date of termination and (y) the expiration of the original scheduled term of such options. Change in Control Plan Page 3 of 8

Upon your Qualifying Termination (as defined in the Change in Control Plan), you will receive the Base Salary continuation benefit and accelerated equity award vesting in accordance with the terms of such Change in Control Plan, except that:  Your CIC Severance Pay will equal the product of (A) the sum of (1) your then current Base Salary plus (2) your Annual Target Bonus (B) multiplied by two (2);  Your Subsidized COBRA will continue for a period of 24 months;  The Restricted Services Obligation in Section 5.2, the Customer Non-Solicitation covenant in Section 5.3, and the Non-Solicitation of Employees covenant in Section 5.4 shall continue for a period of two (2) years after termination of employment;  The definition of Good Reason, as it applies to you, shall be revised by inserting the following text after the end of subsection (c): (d) Failure by the Company to elect or re-elect you as a member of the Board;  Subsection (d) in the definition of Cause in Section 2.4, as it applies to you, shall be revised to read as follows: “An Executive's breach of any representation, warranty or covenant under this Plan, an award agreement or an employment agreement or other agreement with an Employer.” In addition to the benefits provided under the Change in Control Plan, upon a Qualifying Termination (as defined in the Change in Control Plan), you will also be eligible to receive payment for (1) any Accrued Obligations, (2) any Accrued Bonus, and (3) your Pro-Rated Bonus for the year of termination. Conditions to Receive Termination Benefits Your right to receive any of the benefits provided hereunder upon termination of employment for any reason (other than the Accrued Obligations), including but not limited to any benefits provided under the Severance Plan and Change in Control Plan, shall be subject to the terms and conditions set forth in the Severance Plan and Change in Control Plan, respectively, except that the General Release shall be substantially in the form of Exhibit A. No Duplication of Benefits This Letter Agreement replaces any agreement that you have with the Employer relating to your employment or any agreement or plan providing severance or change in control benefits, including but not limited to any employment agreement, any retention and change in control agreement, the Rexnord LLC Severance Pay Plan, the Employment Agreement dated November 9, 2012 and the Amendment to Employment Agreement dated August 6, 2015 between you and the Company. Page 4 of 8

Executive Covenants You will be subject to the Rexnord Code of Business Conduct and Ethics (the “Code”) and a Confidentiality Agreement, both of which you signed when your employment began. Among other things, the Code and Confidentiality Agreement require you to safeguard confidential information such as information regarding product design, manufacturing processes, supply sources, customer identification, pricing, sales distribution and marketing and prohibit you from soliciting customer or employees for a period of two years following your departure from the Employer. In addition, if you have received an equity grant, these restrictive obligations, as well as a non-compete covenant, are required by the Equity Award Agreement(s) that you executed in consideration for the equity grants that you received. Finally, you will be subject to the same restrictive obligations by virtue of your participation in the Severance Plan and Change in Control Plan. Cooperation Following termination of your employment for any reason, you shall, upon reasonable advance notice, and to the extent it does not interfere with previously scheduled travel plans and does not unreasonably interfere with your other business activities or employment obligations, assist and cooperate with the Company with regard to any matter or project in which you were involved during your employment, including any litigation. The Company shall compensate you for reasonable expenses incurred in connection with such cooperation and assistance. Clawback Any amounts payable hereunder, including amounts payable under this letter or the plans referred to herein, are subject to the terms of the Company's recoupment, clawback or similar policies as may be in effect from time to time, as approved by the Board, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of any cash or other property received under this letter. Assignment of Letter Agreement The Company shall assign this Letter Agreement to any successor to all or substantially all of the business or assets of the Company provided that the Company shall require such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place and shall deliver a copy of such assignment to you. Governing Law This offer letter shall be governed by the laws of Wisconsin, without regard to conflict of law principles. Page 5 of 8

Contingencies This Letter Agreement is contingent upon your acceptance of the below terms. This Letter Agreement will be withdrawn if this condition is not satisfied. Sincerely, /s/ George Powers George Powers On behalf of Rexnord Acceptance of Terms of this Letter Agreement I have read, understood and accept all the terms of this Letter Agreement as set forth above and the terms of the Severance Plan and the Change in Control Plan, as attached hereto. I have not relied on any agreements or representations, express or implied, that are not set forth expressly in the foregoing Letter Agreement or the Severance Plan and Change in Control Plan, and this Letter Agreement supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the subject matter of this Letter Agreement. I hereby consent to the terms of the above Letter Agreement, the Severance Plan and the Change in Control Plan, including but not limited to the confidentiality, nonsolicitation, noncompetition, nondisparagement and other similar terms of such Plans, and to the termination of my participation in any other severance or change in control plans of the Employer or any employment, severance or change in control agreement with the Employer. I also hereby consent to the termination of the Employment Agreement dated November 9, 2012 and the Amendment to Employment Agreement dated August 6, 2015 between me and the Company effective as of the date set forth below. Todd A. Adams Signed /s/ Todd A. Adams Date December 13, 2018 Page 6 of 8

EXHIBIT A GENERAL RELEASE OF ALL CLAIMS 1. For and in consideration of the promises made in the Letter Agreement between Rexnord Corporation (“Company”) and the undersigned “(Executive”) dated December 13, 2018 (“Letter Agreement”), the adequacy of which is hereby acknowledged, Executive , for himself, his heirs, administrators, legal representatives, executors, successors, assigns, and all other persons claiming through Executive, if any (collectively, “Releasers”), does hereby release, waive, and forever discharge the Company, the Company’s subsidiaries, parents, affiliates, related organizations, employees, officers, directors, attorneys, successors, and assigns (collectively, the “Releasees”) from, and does fully waive any obligations of Releasees to Releasers for, any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including attorneys’ fees and costs) of any kind whatsoever, whether known or unknown or contingent or absolute, which heretofore has been or which hereafter may be suffered or sustained, directly or indirectly, by Releasers in consequence of, arising out of, or in any way relating to Executive’s employment with the Company or any of its affiliates or the termination of Executive’s employment. The foregoing release and discharge, waiver and covenant not to sue includes, but is not limited to, all claims and any obligations or causes of action arising from such claims, under common law including wrongful or retaliatory discharge, breach of contract (including but not limited to any claims under the Employment Agreement between the Company and Executive, dated November 9, 2012, as amended by the Amendment to Employment Agreement dated August 6, 2015, as well as any claims under the Letter Agreement, and any claims under any stock option and restricted stock units agreements between Executive and the Company) and any action arising in tort including libel, slander, defamation or intentional infliction of emotional distress, and claims under any federal, state or local statute including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 and 1871 (42 U.S.C. § 1981), the National Labor Relations Act, the Age Discrimination in Employment Act (ADEA), the Fair Labor Standards Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973,), or the discrimination or employment laws of any state or municipality, or any claims under any express or implied contract which Releasers may claim existed with Releasees. This release and waiver does not apply to any claims or rights that may arise after the date Executive signs this General Release. The foregoing release does not apply to any claims of indemnification under a separate indemnification agreement with the Company or rights of coverage under directors and officers liability insurance. 2. Excluded from this release and waiver are any claims which cannot be waived by law, including but not limited to the right to participate in an investigation conducted by certain government agencies. Executive does, however, waive Executive’s right to any monetary recovery should any agency (such as the Equal Employment Opportunity Commission) pursue any claims on Executive’s behalf. Executive represents and warrants that Executive has not filed any complaint, charge, or lawsuit against the Releasees with any government agency or any court. 3. Executive agrees never to sue Releasees in any forum for any claim covered by the above waiver and release language, except that Executive may bring a claim under the ADEA to challenge this General Release or as otherwise provided in this General Release. If Executive violates this Page 7 of 8

General Release by suing Releasees, other than under the ADEA or as otherwise set forth in Section 1 hereof, Executive shall be liable to the Company for its reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit. Nothing in this General Release is intended to reflect any party’s belief that Executive’s waiver of claims under ADEA is invalid or unenforceable, it being the interest of the parties that such claims are waived. 4. Executive acknowledges, agrees and affirms that he is subject to certain post-employment covenants, which covenants survive the termination of his employment and the execution of this General Release. 5. Executive acknowledges and recites that: (a) Executive has executed this General Release knowingly and voluntarily; (b) Executive has read and understands this General Release in its entirety; (c) Executive has been advised and directed orally and in writing (and this subparagraph (c) constitutes such written direction) to seek legal counsel and any other advice he wishes with respect to the terms of this General Release before executing it; (d) Executive’s execution of this General Release has not been coerced by any employee or agent of the Company; and (e) Executive has been offered twenty-one (21) calendar days after receipt of this General Release to consider its terms before executing it. 6. This General Release shall be governed by the internal laws (and not the choice of laws) of the State of Delaware, except for the application of pre-emptive Federal law. 7. Executive shall have seven (7) days from the date hereof to revoke this General Release by providing written notice of the revocation to the Company, by hand delivering, faxing or mailing notice to the Company to the attention of the General Counsel, upon which revocation this General Release shall be unenforceable and null and void and in the absence of such revocation this General Release shall be binding and irrevocable by Executive. PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. Date: _________________, 20___ EXECUTIVE __________________________________________ Todd A. Adams Page 8 of 8